Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-124498 of our report dated April 29, 2005 (June 16, 2005 as to the effects of the stock split described in Note 14) relating to the consolidated financial statements of Volcom, Inc. and subsidiary for the year ended December 31, 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 16, 2005